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                                                                   EXHIBIT 10.11

                          UNANIMOUS WRITTEN CONSENT OF
                                  DIRECTORS OF
                          PHARMCHEM LABORATORIES, INC.,
                            A CALIFORNIA CORPORATION

        The undersigned, constituting all of the Directors of PharmChem Laboratories, Inc., acting pursuant to the authority of Corporations Code section 307(b), hereby adopt the following resolutions, effective on the date of the latest signature hereof.

        RECITALS:

        1. On June 28, 1994, PharmChem Laboratories, Inc. ("Company" or "Corporation") established the PharmChem Laboratories, Inc. 401(k) Plan ("40l(k) Plan" or "Plan") by executing an Adoption Agreement for the Fidelity Prototype Plan. By said Adoption Agreement, the Company selected certain features of the Plan within the parameters allowed by the Adoption Agreement and applicable law.

        2. Certain amendments to the 401(k) Plan are necessary and appropriate to meet the Company's current and future business needs and to encourage employee participation in the Plan. These amendments concern eligibility to participate in the Plan; Employer contributions to the Plan; identification of the Plan Administrator; criteria for loans from the Plan; vesting of Employer matching contributions, and related amendments; and adoption of a Company policy limiting contributions to the Plan for highly compensated employees of the Corporation. Therefore, it being deemed to be in the best interests of this Corporation and its shareholders that said amendments be adopted,

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        NOW, THEREFORE, BE IT RESOLVED that, pursuant to section 10.01(a) of the Plan, the Plan is amended as follows, and the Adoption Agreement is changed accordingly effective the effective date hereof:

        A. Section 1.01(c) of the Adoption Agreement is amended by identifying the Plan Administrator as follows: A Committee comprised of Joseph Halligan, President and Chief Executive Officer; David A. Lattanzio, Vice President and Chief Financial Officer; and Patricia Krause, Director - Planning and Analysis. The address and the phone number of the Plan Administrator shall be indicated as follows: 1505A O'Brien Drive, Menlo Park, California 94025,
(415) 328-6200.

        B. Section 1.02 EMPLOYER of the Adoption Agreement is amended by deleting as "Contact's Name" the name Debra Sallen and substituting "David A. Lattanzio."

        C. Section 1.03 COVERAGE of the Adoption Agreement is amended at subsection (a) by changing the eligibility requirement for participation to "Three Consecutive Months of Service" instead of "One Year of Service."

        D. Section 1.04 COMPENSATION is amended at subsection (a) by deleting from the definition of Compensation "No exclusions" and by designating the following exclusions from the definition of Compensation by checking subparagraphs 1.04(a)(1)-(4); overtime pay; bonuses; commissions; and the value of a qualified or non-qualified stock option granted to an Employee by the Employer.

        E. Section 1.05 CONTRIBUTIONS is amended by selecting subsection 1.05(a)(2) Discretionary Formula, subparagraph (A), Non-Integrated Allocation Formula. This

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amendment allows the Employer to decide each Plan Year whether to make a
Discretionary Employer Contribution on behalf of eligible Participants. If such a contribution is made, it is allocated to Participants in the ratio that each eligible Participant's Compensation bears to the total Compensation paid to all eligible Participants for the Plan Year.

        F. Section 1.05 CONTRIBUTIONS is further amended at subsection 1.05(a)(3) Eligibility Requirements by selecting subparagraph (A), "is employed by the Employer on the last day of the Plan Year." This allows a Participant to share in Employer Contributions for the Plan Year without satisfying any additional requirements.

        G. Section 1.09 PARTICIPANT LOANS is amended at subsection (a) to delete the provision allowing loans from the Plan for any purpose and substituting the provision that participant loans shall be allowed "For hardship withdrawal purposes only," by checking subparagraph 1.09(a)(2).

        H. Section 1.07 VESTING SCHEDULE is amended to provide that the vesting for Employer Matching Contributions shall be "Three-year cliff" rather than "Six-year graduated vesting."

        FURTHER RESOLVED that the officers of the Corporation are instructed to file an amended Adoption Agreement with the Trustee incorporating the foregoing amendments.

        FURTHER RESOLVED that the Company's total Contributions to the Plan (whether they constitute Employer Contributions, Deferral Contributions, Matching Contributions or a combination thereof) for any Plan Year for or on behalf of any Participant who is a Highly Compensated Employee as defined in section 414(g) of the Internal Revenue

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Code shall be limited not to exceed 4% of said Employee's Compensation. Said limit is necessary in order to avoid discrimination in favor of Highly Compensated Employees which may jeopardize the tax-qualified status of the Plan and which may require the Company to make additional contributions to the Plan on behalf of non-highly compensated employee Participants. A "Highly Compensated Employee" under the Code is a 5% owner of the Company; an Employee receiving compensation in excess of $100,000; an Employee receiving compensation in excess of $66,000 who is in the "top-paid group" (top 20%) of Employees for the year; or an officer receiving compensation in excess of $60,000.

        FURTHER RESOLVED that each of the officers of this Corporation is authorized, directed and empowered on behalf of this Corporation and in its name to execute any amendments, reports, summaries, or any other instruments, documents or amendments thereto, or to do and to cause to be done any and all other acts and things as such officers in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions and to satisfy all applicable legal requirements to effectuate the foregoing amendments to the Plan.

Dated: 8/25/96                          /s/ Thomas S. Volpe
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                                        Director - Thomas S. Volpe

Dated: 8/15/96                          /s/ Richard D. Irwin
       ---------------                  ----------------------------------
                                        Director - Richard D. Irwin

Dated: 8/14/96                          /s/ Joseph W. Halligan
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                                        Director - Joseph W. Halligan


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